                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of ScanSoft, Inc. of our report dated January 27, 1999, except for Note 3, which is as of March 2, 1999, relating to the financial statements, which appears on page 33 of ScanSoft's Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the incorporation by reference of our report dated January 27, 1999 relating to the financial statement schedule, which appears on page 50 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 8, 2000